     As filed with the Securities and Exchange Commission on May 20, 1998
                             Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   Form S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933


                          ROBOTIC VISION SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)

                    Delaware                               11-2400145
          (State or other jurisdiction of             (I.R.S.Employer
           incorporation or organization)              Identification Number)

                                 5 Shawmut Road
                         Canton, Massachusetts   02021
                    (Address of principal executive offices)

                   ACUITY IMAGING INC. 1991 STOCK OPTION PLAN
          ACUITY IMAGING INC. NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
         COMPUTER IDENTICS CORPORATION 1987 INCENTIVE STOCK OPTION PLAN
         COMPUTER IDENTICS CORPORATION 1993 STOCK INCENTIVE OPTION PLAN COMPUTER IDENTICS CORPORATION 1996 INCENTIVE STOCK OPTION PLAN
                           (Full titles of the Plans)


                                  PAT V. COSTA
                     President and Chief Executive Officer
                          Robotic Vision Systems, Inc.
                                 5 Shawmut Road
                         Canton, Massachusetts   02021
                                 (781) 821-0830
(Name, address and telephone number, including area code, of agent for service)

                                with a copy to:

                              IRA I. ROXLAND, Esq.
                Cooperman Levitt Winikoff Lester & Newman, P.C.
                                800 Third Avenue
                           New York, New York  10021
                                 (212) 688-7000

                        CALCULATION OF REGISTRATION FEE

                                                            Proposed        Proposed       Amount of
                                            Amount to       maximum          maximum      registration
  Title of securities to be registered    be registered  offering price     aggregate         fee
                                                           per share*    offering price*
Common Stock, par value $.01 per share    246,633 shs.            $8.48       $2,091,448       $633.77
------------------------------------------------------------------------------------------------------

  * All shares to be registered on this Form S-8 are issuable pursuant to options which previously have been granted.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

          The following documents, filed by Robotic Vision Systems, Inc. (the "Registrant") with the Securities and Exchange Commission, are incorporated herein by reference and made a part hereof:

          1. Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1997, as amended on Form 10-K/A on April 27, 1998;

          2. Registrant's Current Report on Form 8-K dated December 18, 1997, as amended on Form 8-K/A on January 16, 1998;

          3. Registrant's Registration Statement on Form S-3 dated January 20, 1998 (File No. 333-44493), declared effective on January 28, 1998;

          4. Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1997;

          5. Registrant's Quarterly Report on form 10-Q for the fiscal quarter ended March 31, 1998; and

          6. Registrant's Registration Statement on Form 8-A (File No. 0-8623) containing a description of Registrant's Common Stock, par value $.01 per share (the "Common Stock").


          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all Common Stock registered hereby has been sold or which deregisters such Common Stock then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents listed above, being hereinafter referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

          The Common Stock of Registrant is registered under Section 12 of the Exchange Act.


Item 5.   Interests of Named Experts and Counsel.

          Not Applicable


Item 6.   Indemnification of Directors and Officers.

          Article SEVENTH of the Certificate of Incorporation of the Registrant provides with respect to the indemnification of directors and officers that the Registrant shall indemnify to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such Section grants the Registrant power to indemnify. Article TENTH of the Certificate of Incorporation of the Registrant also provides that no director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation of its stockholders,
(2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the ability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of Delaware General Corporation Law, as amended from time to time.

          Section 145 of the Delaware Corporation Law provides, inter alia, that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative or in defense of any claim, issue or matter therein (hereinafter, a "Proceeding"), by reason of the fact that he is or was a director, officer, employee or agent of a corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (collectively an "Agent" of the corporation), he shall be indemnified against expenses (including attorneys'
fees) actually and reasonably incurred by him in connection therewith.

          Section 145 also provides that a corporation may indemnify any person who was or is a party or is a party or is threatened to be made a party to any threatened Proceeding by reason of the fact that he is or was an Agent of the corporation, against expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that in an action by or in the right of the corporation, the corporation may not indemnify such person in respect of any claim, issue, or matter as to which he is adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such proceeding was brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is reasonably entitled to indemnity.


Item 7.   Exemption from Registration Claimed.

          Not Applicable.


Item 8.   Exhibits.

     4(a)      Acuity Imaging Inc. 1991 Stock Option Plan

     4(b)      Acuity Imaging Inc. Non-Employee Director Stock Option Plan

     4(c)      Computer Identics Corporation 1987 Incentive Stock Option Plan

     4(d)      Computer Identics Corporation 1993 Stock Incentive Option Plan

     4(e)      Computer Identics Corporation 1996 Incentive Stock Option Plan

     5 Opinion of Cooperman Levitt Winikoff Lester & Newman, P.C. as to the legality of the Common Stock registered hereby

     23(a)     Consent of Deloitte & Touche LLP

     23(b)(i)  Consent of Arthur Andersen LLP

     23(b)(ii) Consent of Arthur Andersen LLP

     23(c)     Consent of Ernst & Young LLP

     23(d)     Consent of KPMG Peat Marwick LLP

     23(e) Consent of Cooperman Levitt Winikoff Lester & Newman, P.C. (reference is made to Exhibit 5 herein)


Item 9.   Undertakings.

          (a) The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement;

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

          (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the Certificate of Incorporation of the Registrant and the provisions of the Delaware law described under Item 6 above, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Canton, Commonwealth of Massachusetts, on the 19th day of May, 1998.

                                   ROBOTIC VISION SYSTEMS, INC.


                                   By: /s/Pat V. Costa
                                      -------------------------
                                       Pat V. Costa, President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the dates indicated.

Signature                        Title                 Date

                        Chairman of the
                        Board, President
                        and Director (Principal
/s/Pat V. Costa         Executive Officer)        May 19, 1998
----------------------
Pat V. Costa
                        Vice President -
                        Finance, Secretary/
                        Treasurer (Principal
                        Financial Officer
                        and Principal
/s/John Arcari          Accounting Officer        May 19, 1998
----------------------
John Arcari
                        Executive Vice
                        President
/s/Steven Bilodeau      and Director              May 19, 1998
----------------------
Steven Bilodeau
                        Senior Vice
                        President
/s/Howard Stern         and Director              May 19, 1998
----------------------
Howard Stern

/s/Jay M. Haft          Director                  May 19, 1998
----------------------
Jay M. Haft

/s/Robert H. Walker     Director                  May 19, 1998
----------------------
Robert H. Walker

/s/Donald J. Kramer     Director                  May 19, 1998
----------------------
Donald J. Kramer

/s/Mark J. Lerner       Director                  May 19, 1998
----------------------
Mark J. Lerner

/s/Frank A. DiPietro    Director                  May 19, 1998
----------------------
Frank A. DiPietro

/s/Tomas Kohn           Director                  May 19, 1998
----------------------
Tomas Kohn